    As filed with the Securities and Exchange Commission on January 7, 1994

                                                     Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

SANTA ANITA REALTY ENTERPRISES, INC.          SANTA ANITA OPERATING COMPANY
- ------------------------------------    ----------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                 Delaware
- ------------------------------------    ----------------------------------------
        (State or other jurisdiction of incorporation or organization)

              95-3520818                                95-3419438
- ------------------------------------    ----------------------------------------
                       I.R.S. Employer Identification No.

363 San Miguel Drive, Suite 100                       P.O. Box 60014
Newport Beach, California  92660              Arcadia, California 91066-6014
- ------------------------------------    ----------------------------------------
          (Address of Principal Executive Offices, including Zip Code)

                         SANTA ANITA OPERATING COMPANY
                           1984 STOCK OPTION PROGRAM
                         -----------------------------
                            (Full title of the plan)

DONALD G. HERRMAN                       ALEXANDER W. INGLE
363 San Miguel Drive, Suite 100         P.O. Box 60014
Newport Beach, California  92660        Arcadia, California 91066-6014
(714) 721-2700                          (818) 574-6371
- -------------------------------------   ----------------------------------------
            (Name, address and telephone number of agent of service)

                                --------------

                                    Copy to:

                             Michael Newman, Esq.
                               O'Melveny & Myers
                             400 South Hope Street
                      Los Angeles, California  90071-2899

                                --------------

                        CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------
Title of each Class
of Securities to be    Amount to be       Proposed Maximum    Proposed Maximum     Amount of
Registered              Registered        Offering Price Per  Aggregate Offering   Registration Fee
                                          Share(1)            Price(1)
- ---------------------------------------------------------------------------------------------------
Paired Common Stock *  222,820 shares     $16.9375            $3,774,013.75        $1,301.38
- ---------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange and published in the Western Edition of the Wall Street Journal on December 31, 1993.

* Santa Anita Realty Enterprises, Inc. Common Stock (par value $0.10) paired with Santa Anita Operating Company Common Stock (par value $0.10).

    The Exhibit Index included in this Registration Statement is at page 8.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

       The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

Item 3. Incorporation of Certain Documents by Reference

       The following documents of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company (the "Companies") filed with the Securities and Exchange Commission are incorporated herein by reference:

       (a) Joint Registration Statement No. 2-95228 on Form S-8 as filed on January 10, 1985 relating to the Santa Anita Realty Enterprise, Inc. 1984 Stock Option Program and Santa Anita Operating Company 1984 Stock Option Program, together with the Post-Effective Amendments No. 1, No. 2 and No. 3 and all future Post-Effective Amendments to said Joint Registration Statement.

Item 8. Exhibits

        See the attached Exhibit Index.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arcadia, State of California, on this 30th day of December, 1993.

                                       SANTA ANITA REALTY ENTERPRISES, INC.


                                       By: /s/ GLENN L. CARPENTER
                                          --------------------------------------
                                          Glenn L. Carpenter
                                          President and Chief Executive Officer

       Each person whose signature appears below constitutes and appoints Stephen F. Keller, Glennon E. King and Alexander W. Ingle and each of them, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the 30th day of December, 1993.

Signature                               Title

/s/ STEPHEN F. KELLER                   Chairman of the Board and Director
- ---------------------------------
Stephen F. Keller


/s/ GLENN L. CARPENTER                  President and Chief Executive Officer
- ---------------------------------       (Principal
Glenn L. Carpenter                      Executive Officer) and Director


/s/ DONALD G. HERRMAN                   Vice President-Finance (Principal
- ---------------------------------       Financial and Accounting Officer) and
Donald G. Herrman                       Secretary


/s/ WILLIAM C. BAKER                    Director
- ---------------------------------
William C. Baker


/s/ RICHARD S. COHEN                    Director
- ---------------------------------
Richard S. Cohen


/s/ ARTHUR LEE CROWE                    Director
- ---------------------------------
Arthur Lee Crowe

/s/ CLIFFORD C. GOODRICH                Director
- ---------------------------------
Clifford C. Goodrich

/s/ ROBERT H. GRANT                     Director
- ---------------------------------
Robert H. Grant


/s/ TAYLOR B. GRANT                     Director
- ---------------------------------
Taylor B. Grant


/s/ ROYCE B. MCKINLEY                   Director
- ---------------------------------
Royce B. McKinley


/s/ ROBERT E. MORGAN                    Director
- ---------------------------------
Robert E. Morgan


/s/ THOMAS P. MULLANEY                  Director
- ---------------------------------
Thomas P. Mullaney


/s/ RICHARD L. OWEN                     Director
- ---------------------------------
Richard L. Owen


/s/ CHARLES H. STRUB II                 Director
- ---------------------------------
Charles H. Strub II


/s/ ROBERT H. STRUB                     Director
- ---------------------------------
Robert H. Strub

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arcadia, and the State of California, on the 30th day of December, 1993.

                                       SANTA ANITA OPERATING COMPANY

                                       By: /s/ GLENNON E. KING
                                          ------------------------------------
                                          Glennon E. King
                                          Vice President-Finance and Assistant
                                          Secretary

       Each person whose signature appears below constitutes and appoints Stephen F. Keller and Glennon E. King and Alexander W. Ingle and each of them, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the 30th day of December, 1993.

Signature                               Title

/s/ STEPHEN F. KELLER                   Chairman of the Board of Directors,
- ---------------------------------       President, Chief Executive Officer
Stephen F. Keller                       (Principal Executive Officer) and
                                        Director

/s/ GLENNON E. KING                     Vice President-Finance (Principal
- ---------------------------------       Financial and Accounting Officer) and
Glennon E. King                         Assistant Secretary

/s/ GLENN L. CARPENTER                  Director
- ---------------------------------
Glenn L. Carpenter

/s/ WILLIAM C. BAKER                    Director
- ---------------------------------
William C. Baker

/s/ RICHARD S. COHEN                    Director
- ---------------------------------
Richard S. Cohen

 /s/ CLIFFORD C. GOODRICH               Director
- ---------------------------------
Clifford C. Goodrich

/s/ ROBERT H. GRANT                     Director
- ---------------------------------
Robert H. Grant

/s/ ROYCE B. MCKINLEY                   Director
- ---------------------------------
Royce B. McKinley

/s/ LINDA K. MENNIS                     Director
- ---------------------------------
Linda K. Mennis

/s/ ROBERT E. MORGAN                    Director
- ---------------------------------
Robert E. Morgan

/s/ THOMAS P. MULLANEY                  Director
- ---------------------------------
Thomas P. Mullaney

/s/ RICHARD L. OWEN                     Director
- ---------------------------------
Richard L. Owen

/s/ JOHN M. STRUB                       Director
- ---------------------------------
John M. Strub

                                 EXHIBIT INDEX

 Exhibit
  Number    Description
- ----------  -----------
4.1         Pairing Agreement by and between Santa Anita Realty Enterprises,
            Inc. and Santa Anita Operating Company, dated as of December 20,
            1979 (incorporated herein by reference to Exhibit 4.1 filed with the Companies' Registration Statement on Form S-8, File
            No. 2-95228)

4.2         Santa Anita Operating Company 1984 Stock Option Program
            (incorporated herein by reference to Exhibit 4.3 filed with the Companies' Registration Statement on Form S-8, File No. 2-95228)

4.3         Amendment 1993-1 to the Santa Anita Operating Company 1984 Stock
            Option Program

5.1         Opinion of O'Melveny & Myers

23.1        Consent of Kenneth Leventhal & Company

23.2        Consent of O'Melveny & Myers (included in Exhibit 5)

24.1        Power of Attorney (included in Part II of this Registration
            Statement)